Exhibit 99.1

Letter to Shareholders

Key Takeaways

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Strong execution: Momentus launched its Vigoride 7 spacecraft to orbit on March 30, 2026 on the SpaceX Transporter 16 launch vehicle.  Vigoride 7’s mission features demonstrations of cutting-edge space technologies and operations planned over the next several months.

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Space Force budget increase: The FY2027 U.S. Space Force budget request of $71 billion—more than double last year’s allocation—potentially represents an historic inflection in government space spending.

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Government contract awards accelerating: Momentus holds active contracts with DARPA, the U.S. Air Force Research Labs (AFRL) SpaceWERX organization, the U.S. Space Force’s Space Development Agency (SDA), NASA, and the Missile Defense Agency, including the SHIELD IDIQ— where Momentus has the right to compete for contracts in a $151 billion, 10-year national defense contract vehicle tied to the Golden Dome missile defense initiative.  Momentus is cleared to Top Secret and positioned to compete for classified programs.

•	Revenue inflection: Momentus forecasts revenue of $10.0 million in 2026, a 9X increase over $1.1 million in 2025, driven by milestone-based contracts with NASA and the U.S. Department of Defense.

•	Strengthened balance sheet: Cash on hand increased to $26.2 million as of April 23, 2026, up from $12.8 million at year-end 2025, which we estimate provides us with at least a 12-month runway.

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Fundamental Institutional Investor Support:  On April 16, 2026, we closed a $5 million private placement of common stock priced at the market under Nasdaq rules with a fundamental institutional investor.

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Convertible Debt Retired:  As of April 17, 2026, the Company’s remaining $1.35 million convertible debt outstanding as of December 31, 2025 has been retired.  As of the date of this letter, Momentus has no outstanding debt.

•	Vigoride 8 already sold out: The next orbital service vehicle mission, planned for 2027, is fully subscribed with NASA-awarded contracts, demonstrating continued customer demand.

CEO Letter to Shareholders

I wanted to give shareholders an update on the progress that we continue to make at Momentus. The United States is making a major commitment to space as a domain of national defense—and Momentus is well-positioned to support that effort, with key technologies and active contracts spanning the Defense Advanced Research Projects Agency (DARPA), the U.S. Space Force’s Space Development Agency (SDA), SpaceWERX (the innovation arm of the U.S. Space Force at AFRL), and the Missile Defense Agency.

NASA has also put forward a bold vision and commitment to U.S. leadership in space exploration, including astronauts living and working on the Moon.  Momentus won a series of contracts last year from NASA, and we are poised to play a growing role supporting NASA.  Momentus also recently moved into a new facility well suited to scale with those ambitions. This letter details where we stand today and why we believe the opportunity ahead is as significant as any in the company’s history.

Planned Revenue Growth

Momentus currently forecasts revenue of $10.0 million in 2026, a 9X increase over $1.1 million reported in our fiscal year 2025 Annual Report filed March 31, 2026. This forecast reflects anticipated milestone-based payments from customers—principally NASA—under contracts already awarded and signed. We have submitted additional contract proposals to customers that, if awarded, have the potential to push full-year 2026 revenue above $10.0 million.

Strengthened Financial Foundation and Fundamental Institutional Investor Support

Momentus has substantially strengthened its balance sheet over the past year. As of April 23, 2026, the Company held $26.2 million in cash—up from $12.8 million at fiscal year-end 2025. This liquidity is projected to provide at least 12-month operational runway. We believe improved financial stability will support our commercial and defense contracting ambitions, as these customers generally require demonstrated financial health from mission partners.

On April 16, 2026, Momentus announced the closing of a private placement priced at-the-market with a single institutional investor for the purchase and sale of 1,333,334 shares of its common stock (or common stock equivalents in lieu thereof). The Company received aggregate gross proceeds of approximately $5 million, before deducting placement agent fees and other Offering expenses.  We are pleased to welcome this high quality fundamental institutional investor to our capitalization table.

As of the date of this letter, Momentus has retired $1.35 million of convertible debt that was outstanding on December 31, 2025 through repayment or conversions.  As of the date of this letter, Momentus has no outstanding debt.

Strong Execution

On March 30, 2026, Momentus launched the Vigoride 7 Orbital Service Vehicle carrying 10 payloads to orbit aboard SpaceX’s Transporter 16 mission. Standing on the beach at Vandenberg Space Force Base before dawn alongside members of our team, I watched the Falcon 9 illuminate the night sky—and what I felt in that moment was not just pride in a successful launch, but conviction in the mission we have started and the talented team at Momentus that made it possible. Vigoride 7 is operational, its payloads all indicate good health, and initial operation of the first payloads planned for operation and maneuver of the spacecraft is going well

This mission is planned to run for several months and is being operated from Momentus’ Mission Control Center in our new facility in San Jose, California. The 10 payloads include demonstrations of autonomous rendezvous and proximity operations (RPO) utilizing AI—a strategically critical capability for Space Force contested-orbit operations—as well as in-space assembly technologies, advanced communications systems, and high-performance onboard computing demonstrating some of the technologies needed for data centers in orbit.

These activities are conducted under active contracts with NASA, multiple Department of Defense organizations, and commercial partners—including an approximately $4.2 million contract with DARPA, an approximately $1.9 million contract with SpaceWERX (the innovation arm of the U.S. Space Force), and additional contracts with NASA’s Johnson Space Center and Armstrong Flight Research Center.

During the Vigoride 7 mission, Momentus is also testing an innovative fuel tank designed in-house and manufactured by partner Velo3D using advanced metal additive manufacturing. The tank incorporates optimized features that we believe would be difficult or impossible to achieve through traditional manufacturing. This test represents a step toward Momentus becoming a qualified supplier of space-rated fuel tanks—typically high-cost components that require long lead times to obtain. This capability directly supports national defense supply chain resilience, and our aim is to add this product area as a new revenue stream.

The technologies flying on Vigoride 7—from autonomous maneuvering to in-space assembly—are critical building blocks for the emerging space economy and for U.S. defense capabilities in orbit. We are proud to serve DARPA, the Space Force, Air Force Research Labs SpaceWERX, NASA, and commercial partners including Portal, Orbit Fab, CisLunar Industries, DPhi, Scout Space, and Solstar Space.

Our next mission, the Vigoride 8 Orbital Service Vehicle planned for launch in 2027, is already fully sold out. We are slated to carry two cutting-edge payloads under NASA-awarded contracts.

Serving the National Defense of the United States

The United States is making a generational commitment to defending its interests in space, and Momentus has built the capabilities and infrastructure, and obtained the Top Secret security clearances to serve that mission.  U.S. allies are also taking major steps in their space programs, with substantial increases in budgets and new programs.

The Trump administration’s fiscal year 2027 budget proposal, released April 3, 2026, calls for a sharp expansion of U.S. military spending, including a particularly large increase for the U.S. Space Force as the Pentagon shifts resources toward on-orbit capabilities for missile defense and several other missions. The President’s requested Space Force budget of $71 billion—more than double last year’s allocation—includes over $60 billion directed to procurement and research and development.

The budget proposal supports space-based missile defense sensors and interceptors, kinetic and non-kinetic defeat and defense capabilities, and enabling technologies for a layered homeland missile defense architecture. These are areas in which Momentus competes using proprietary technology.

Momentus has been selected to participate in the Missile Defense Agency’s (MDA’s) SHIELD indefinite-delivery, indefinite-quantity (IDIQ) contract vehicle—a 10-year program with a $151 billion ceiling. SHIELD is an element of the new Golden Dome missile defense initiative, designed to construct a layered national shield against advanced ballistic and hypersonic cruise missile threats that will define the architecture of American missile defense over the next decade. Being selected for this contract vehicle gives Momentus the ability to compete for task orders under the SHIELD program alongside other participating contractors. We believe we have built the capabilities, security clearances, and infrastructure to earn that work.

Momentus has also been awarded a contract by SpaceWERX under the Sustained Space Maneuver Challenge—directly addressing one of the Space Force’s most strategically important capability requirements: autonomous rendezvous and proximity operations (RPO) in contested orbital environments. Under this contract, Momentus will demonstrate an internally developed RPO system equipped with optical, infrared, and Lidar sensors, integrating AI-driven algorithms and advanced sensor fusion to enable the safe, autonomous approach of a spacecraft to an uncharacterized object in low Earth orbit. This capability underpins Space Force missions spanning reconnaissance, on-orbit refueling, dynamic maneuvering, and offensive and defensive orbital operations.

Momentus holds a Facility Security Clearance—granted through active contracts with DARPA and the Space Development Agency (SDA), an arm of the U.S. Space Force. This clearance authorizes Momentus to perform on contracts up to the Top Secret level across the U.S. Space Force and other government agencies. Top Secret security clearance is a prerequisite for contractors to perform under many of the most consequential programs in the defense contracting environment.  Momentus, with its Top Secret security clearance, is now able to pursue these classified programs that many space companies cannot access.

In addition, we have submitted proposals to multiple U.S. Department of Defense agencies and NASA, and we are actively pursuing additional commercial opportunities.

In March 2026, Momentus moved into a new 61,100-square-foot headquarters in San Jose—nearly quadrupling our clean room, R&D and manufacturing capacity from 4,500 to 16,000 square feet. The facility features extensive lab space, clean room capabilities, a machine shop, a robust electrical infrastructure, and a dedicated Mission Control Center for on-orbit operations. By moving into this facility, Momentus lowered monthly operating costs while dramatically expanding production capacity to support accelerating demand from commercial customers and national security programs—including Golden Dome and MDA SHIELD.

NASA and the New Era of Space Exploration

Momentus is proud to support NASA across a growing portfolio of contracts. In 2025, we signed six NASA agreements, including a $5.1 million contract to support the Commercial Orbital System for Microgravity In-Space Crystallization (COSMIC) demonstration—a pioneering program to advance crystal growth for pharmaceuticals, semiconductors, and advanced materials in the microgravity environment of space—and a $2.5 million contract to demonstrate the Rotating Detonation Rocket Engine (RDRE) on-orbit, a next-generation propulsion technology with applications across both commercial and defense missions.

NASA Administrator Jared Isaacman has articulated an ambitious vision for U.S. leadership in space, championing greater investment in exploration and pushing the agency toward bold, near-impossible projects. The Artemis II mission—the first crewed lunar mission in over a half century—surpassed the farthest distance from Earth traveled by humans since Apollo 13, and the four Artemis astronauts had a successful splashdown. NASA’s objective is to land astronauts on the Moon by early 2028, with a sustained lunar presence to follow. Momentus expects this initiative to create new mission opportunities, including through our patented water-propellant propulsion system, which we believe will be well- suited to certain deep-space logistics applications.

Outlook

Momentus enters the remainder of 2026 with a fully operational spacecraft on-orbit, a sold-out next mission, a strengthened balance sheet, active contracts with the nation’s top defense agencies, and a facility built to scale. The convergence of surging defense investment in space, NASA’s renewed exploration mandate, and growing commercial demand for in-space services creates a market environment unlike anything Momentus has operated in before.

We are not a company waiting for opportunity to arrive. We are actively executing towards it—mission by mission, contract by contract. We thank our shareholders for their continued confidence and look forward to delivering results that reflect the strength of what we are building.

Sincerely,

/s/ John Rood

John Rood
Chairman, President, and CEO
Momentus Inc.

About Momentus

Momentus is a U.S. commercial space company offering satellites, satellite components, and in-space transportation and infrastructure services. The Company offers satellites to support government and commercial customers for missions like communications, missile tracking, and cutting-edge science missions. Momentus offers services such as hosted payloads, support for in-space assembly, on-orbit servicing and refueling, and transportation of satellites to specific orbits.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include, without limitation, statements regarding management’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts of revenue and cash runway, anticipated growth in U.S. Government and Space Force spending, and other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this letter, including but not limited to our ability to meet milestones linked to payments under existing contracts, our ability to win future contracts from Space Force, NASA, the MDA SHIELD IDIQ or otherwise, our ability to raise additional capital to support our business plan, the risk that future capital raising activities will be dilutive to shareholders, the ability of our technology to operate as expected, our ability to obtain licenses and government approvals for our missions, our ability to develop, test and validate our technology, including its water plasma propulsion technology; delays or impediments we may face in the development, manufacture and deployment of our technology, and other risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 31, 2026, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov, and the Investor Relations section of our website at https://momentus.space.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Investors: investors@momentus.space
Media: press@momentus.space